PaulHastings
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davidhearth@paulhastings.com

July 28, 2006

VIA EDGAR

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	Rainier Investment Management Mutual Funds (File Nos. 33-73792 and 811-8270)

Ladies and Gentlemen:

We are legal counsel to the Rainier Investment Management Mutual Funds (the “Registrant”), and have reviewed the enclosed Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A (the “Amendment”) which is being filed pursuant to paragraph (b)(1) of Rule 485 under the Securities Act of 1933, as amended.

We hereby represent our view that the Amendment does not contain disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485. We also consent to references in the Registration Statement to our name as legal counsel to the Registrant.

Very truly yours,

/s/ David A. Hearth

David A. Hearth
for PAUL, HASTINGS, JANOFSKY & WALKER LLP